RBC Capital Markets®	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-208507

Pricing Supplement Dated October 13, 2017 To the Product Prospectus Supplement ERN-ES-1 Dated January 14, 2016, Prospectus Supplement Dated January 8, 2016, and Prospectus Dated January 8, 2016	$400,000 Individually Capped Stock Basket Notes, due October 18, 2023 Royal Bank of Canada

Royal Bank of Canada is offering notes linked to a basket of 15 common equity securities (the “Notes”). The Notes are linked to an equally weighted Basket consisting of 15 common equity securities (the “Reference Stocks”) set forth below. The CUSIP number for the Notes is 78013GJR7.
The Notes do not pay interest.
At maturity, the Notes will pay an amount based upon the performance of the Reference Stocks. As discussed in more detail below, the upside performance of each Reference Stock in the Basket is limited to 180%. However, even if the value of the Reference Stocks decrease, we will pay at least the principal amount of the Notes at maturity. All payments on the Notes are subject to our credit risk.
Issue Date: October 18, 2017
Maturity Date: October 18, 2023
The Notes will not be listed on any securities exchange.
Investing in the Notes involves a number of risks. See “Risk Factors” beginning on page S-1 of the prospectus supplement dated January 8, 2016, “Risk Factors” beginning on page PS-4 of the product prospectus supplement dated January 14, 2016, and “Selected Risk Considerations” beginning on page P-9 of this pricing supplement.
The Notes will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. government agency or instrumentality.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Note	Total
Price to public(1)	100.00%	$400,000.00
Underwriting discounts and commissions(1)	3.00%	$12,000.00
Proceeds to Royal Bank of Canada	97.00%	$388,000.00
(1) Certain dealers who purchase the Notes for sale to certain fee-based advisory accounts may forego some or all of their underwriting discount or selling concessions. The public offering price for investors purchasing the Notes in these accounts may be between $970 and $1,000 per $1,000 in principal amount.
The initial estimated value of the Notes as of the date of this pricing supplement is $928.99 per $1,000 in principal amount, which is less than the price to public. The actual value of the Notes at any time will reflect many factors, cannot be predicted with accuracy, and may be less than this amount. We describe our determination of the initial estimated value in more detail below.
RBC Capital Markets, LLC, which we refer to as RBCCM, acting as agent for Royal Bank of Canada, received a commission of $30.00 per $1,000 in principal amount of the Notes and used a portion of that commission to allow selling concessions to other dealers of up to $30.00 per $1,000 in principal amount of the Notes. The other dealers may forgo, in their sole discretion, some or all of their selling concessions. See “Supplemental Plan of Distribution (Conflicts of Interest)” on below.
We may use this pricing supplement in the initial sale of the Notes. In addition, RBCCM or another of our affiliates may use this pricing supplement in a market-making transaction in the Notes after their initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

Individually Capped Stock Basket Notes, due October 18, 2023
SUMMARY
The information in this “Summary” section is qualified by the more detailed information set forth in this pricing supplement, the product prospectus supplement, the prospectus supplement, and the prospectus.
Issuer:	Royal Bank of Canada (“Royal Bank”)
Issue:	Senior Global Medium-Term Notes, Series G
Underwriter:	RBC Capital Markets, LLC (“RBCCM”)
Reference Asset:
The Notes are linked to the value of a basket (the “Basket”) consisting of the common equity securities of 15 publicly traded companies listed below (each, a “Reference Stock,” and collectively, the “Reference Stocks”). See the section below, “The Basket.”

Currency:	U.S. Dollars
Minimum Investment:	$1,000 and minimum denominations of $1,000 in excess thereof
Pricing Date:	October 13, 2017
Issue Date:	October 18, 2017
Valuation Date:	October 13, 2023
Interest Payments:	None
Payment at Maturity (if held to maturity):	The amount payable on the Notes upon maturity (the "Redemption Amount") will be equal to the sum of (a) the Principal Amount plus (b) the Variable Return, if any.
Variable Return:
The Variable Return, if any, will be an amount equal to the Principal Amount multiplied by the Percentage Change. The Variable Return will not be less than zero and will not exceed 180% of the Principal Amount. Investors will receive the maximum return on the Notes if all of the Reference Stocks increase in value by 180% or more from the Pricing Date to the Valuation Date. (However, there can be no assurance that any of the Referenced Stocks will increase in value.)
There is no limit on the downside performance of each Reference Stock. Therefore, sufficiently negative performance by some of the Reference Stocks may offset the positive performance of one or more of the other Reference Stocks, resulting in the possibility of no Variable Return being paid on the Notes.

Percentage Change:
The Percentage Change will equal the sum of the Weighted Component Changes (positive and negative) for the Reference Stocks, expressed as a percentage and rounded to three decimal places. The Percentage Change will not exceed 180%.

Weighted Component Change:
For each Reference Stock, will be a number, expressed as a percentage, equal to:

Component Weight × Share Price Change
If the sum of the Weighted Component Changes is negative, then the Percentage Change will be deemed to be zero.

P-2	RBC Capital Markets, LLC

Individually Capped Stock Basket Notes, due October 18, 2023
Share Price Change:	For each Reference Stock: Final Price – Initial Price Initial Price However, the Share Price Change for each Reference Stock will not exceed the Cap.
Cap:
180%. As a result of the Cap, the maximum Weighted Component Change for each Reference Stock is 12% (180% multiplied by the 1/15 weighting). As a result of the Cap, the maximum Percentage Change will be 180%.

Initial Price:
The closing price per share of a Reference Stock on the Pricing Date, as determined by the Calculation Agent, and as set forth in the table below. The Initial Price of each Reference Stock is subject to adjustment upon the occurrence of certain corporate events, as described in more detail in the product supplement.

Final Price:	The closing price per share of a Reference Stock on the Valuation Date.
Basket:	Reference Stock Number	Reference Stock Issuer	Ticker	Initial Price ($)
	1	AbbVie Inc.	ABBV	90.67
	2	Cisco Systems, Inc.	CSCO	33.47
	3	Ford Motor Company	F	12.05
	4	General Motors Company	GM	45.88
	5	International Business Machines Corporation	IBM	147.10
	6	MetLife, Inc.	MET	52.72
	7	Altria Group, Inc.	MO	65.05
	8	Merck & Co., Inc.	MRK	63.39
	9	Pfizer Inc.	PFE	36.34
	10	The Procter & Gamble Company	PG	93.04
	11	Philip Morris International Inc.	PM	113.99
	12	Prudential Financial, Inc.	PRU	109.11
	13	AT&T Inc.	T	35.70
	14	Verizon Communications Inc.	VZ	47.86
	15	Wal-Mart Stores, Inc.	WMT	86.62
Component Weights:	1/15 for each Reference Stock.
Maturity Date:	October 18, 2023, subject to extension for market and other disruptions, as described in the product prospectus supplement dated January 14, 2016.
Term:	Approximately six (6) years.
Calculation Agent:	RBCCM

P-3	RBC Capital Markets, LLC

Individually Capped Stock Basket Notes, due October 18, 2023
U.S. Tax Treatment:
We intend to take the position that the Notes will be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments for U.S. federal income tax purposes. Please see the section below, “Supplemental Discussion of U.S. Federal Income Tax Consequences,” which applies to the Notes.

Secondary Market:
RBCCM (or one of its affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issue Date. The amount that you may receive upon sale of your Notes prior to maturity may be less than the principal amount of your Notes.

Listing:	The Notes will not be listed on any securities exchange.
Clearance and Settlement:
DTC global (including through its indirect participants Euroclear and Clearstream, Luxembourg as described under “Description of Debt Securities—Ownership and Book-Entry Issuance” in the prospectus dated January 8, 2016).

Events of Default:
In case an event of default with respect to the Notes will have occurred and be continuing, the amount declared due and payable on the Notes upon any acceleration will be determined by the Calculation Agent and will be an amount of cash equal to the amount payable as described above under the caption “—Payment at Maturity,” calculated as if the date of acceleration were the Valuation Date.

P-4	RBC Capital Markets, LLC

Individually Capped Stock Basket Notes, due October 18, 2023
ADDITIONAL TERMS OF YOUR NOTES
You should read this pricing supplement together with the prospectus dated January 8, 2016, as supplemented by the prospectus supplement dated January 8, 2016 and the product prospectus supplement dated January 14, 2016, relating to our Senior Global Medium-Term Notes, Series G, of which these Notes are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product prospectus supplement. In the event of any conflict, this pricing supplement will control. The Notes vary from the terms described in the product prospectus supplement in several important ways. You should read this pricing supplement carefully.
This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement dated January 8, 2016 and “Risk Factors” in the product prospectus supplement dated January 14, 2016, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may access these documents on the Securities and Exchange Commission (the “SEC”) website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):
Prospectus dated January 8, 2016:
http://www.sec.gov/Archives/edgar/data/1000275/000121465916008810/j18160424b3.htm
Prospectus Supplement dated January 8, 2016:
http://www.sec.gov/Archives/edgar/data/1000275/000121465916008811/p14150424b3.htm
Product Prospectus Supplement ERN-ES-1 dated January 14, 2016:
https://www.sec.gov/Archives/edgar/data/1000275/000114036116047764/form424b5.htm
Our Central Index Key, or CIK, on the SEC website is 1000275. As used in this pricing supplement, “we,” “us,” or “our” refers to Royal Bank of Canada.

P-5	RBC Capital Markets, LLC

Individually Capped Stock Basket Notes, due October 18, 2023
HYPOTHETICAL RETURNS AT MATURITY
The following hypothetical examples are provided for illustration purposes only and are hypothetical; they do not purport to be representative of every possible scenario concerning increases or decreases in the value of the Basket and the related effect on the Redemption Amount. The following hypothetical examples illustrate the payment you would receive on the maturity date if you purchased $1,000 in principal amount of the Notes. Numbers appearing in the examples below have been rounded for ease of analysis.
All examples assume that an investor has purchased the Notes with an aggregate principal amount of $1,000 and that no events occur that require the Calculation Agent to adjust the price of any Referenced Stock. For the convenience of the investor, each Reference Stock is deemed to have an Initial Price of $100.
Example #1 — Hypothetical calculation of the Redemption Amount where Percentage Change is positive and less than the Cap. The Redemption Amount would be calculated as follows:
Reference Stock Issuer	Hypothetical Initial Price	Final Price	Share Price Change	Component Weight	Weighted Component Change
Reference Stock 1	$100	$130	30%	1/15	2.000%
Reference Stock 2	$100	$130	30%	1/15	2.000%
Reference Stock 3	$100	$130	30%	1/15	2.000%
Reference Stock 4	$100	$130	30%	1/15	2.000%
Reference Stock 5	$100	$130	30%	1/15	2.000%
Reference Stock 6	$100	$130	30%	1/15	2.000%
Reference Stock 7	$100	$130	30%	1/15	2.000%
Reference Stock 8	$100	$130	30%	1/15	2.000%
Reference Stock 9	$100	$130	30%	1/15	2.000%
Reference Stock 10	$100	$130	30%	1/15	2.000%
Reference Stock 11	$100	$130	30%	1/15	2.000%
Reference Stock 12	$100	$130	30%	1/15	2.000%
Reference Stock 13	$100	$130	30%	1/15	2.000%
Reference Stock 14	$100	$130	30%	1/15	2.000%
Reference Stock 15	$100	$130	30%	1/15	2.000%

Percentage Change = 30.00%
Variable Return = $1,000.00 × 30.00% = $300.00
Redemption Amount = $1,000.00 + $300.00 = $1,300
P-6	RBC Capital Markets, LLC

Individually Capped Stock Basket Notes, due October 18, 2023

Example #2 — Hypothetical calculation of the Redemption Amount where the Share Price Change of each of the Reference Stocks is greater than 180%, and therefore capped at 180%. The Redemption Amount would be calculated as follows:
Reference Stock Issuer	Hypothetical Initial Price	Final Price	Share Price Change	Component Weight	Weighted Component Change
Reference Stock 1	$100	$290	180%	1/15	12.00%
Reference Stock 2	$100	$290	180%	1/15	12.00%
Reference Stock 3	$100	$290	180%	1/15	12.00%
Reference Stock 4	$100	$290	180%	1/15	12.00%
Reference Stock 5	$100	$290	180%	1/15	12.00%
Reference Stock 6	$100	$290	180%	1/15	12.00%
Reference Stock 7	$100	$290	180%	1/15	12.00%
Reference Stock 8	$100	$290	180%	1/15	12.00%
Reference Stock 9	$100	$290	180%	1/15	12.00%
Reference Stock 10	$100	$290	180%	1/15	12.00%
Reference Stock 11	$100	$290	180%	1/15	12.00%
Reference Stock 12	$100	$290	180%	1/15	12.00%
Reference Stock 13	$100	$290	180%	1/15	12.00%
Reference Stock 14	$100	$290	180%	1/15	12.00%
Reference Stock 15	$100	$290	180%	1/15	12.00%

Percentage Change = 180%
Variable Return = $1,000.00 × 180% = $1,800.00
Redemption Amount = $1,000.00 + $1,800.00 = $2,800.00
P-7	RBC Capital Markets, LLC

Individually Capped Stock Basket Notes, due October 18, 2023

Example #3 — Hypothetical calculation of the Redemption Amount where the sum of the Weighted Component Changes is negative, and therefore the Percentage Change is 0%. The Redemption Amount would be calculated as follows:
Reference Stock Issuer	Hypothetical Initial Price	Final Price	Share Price Change	Component Weight	Weighted Component Change
Reference Stock 1	$100	$70	-30%	1/15	-2.000%
Reference Stock 2	$100	$60	-40%	1/15	-2.667%
Reference Stock 3	$100	$105	-5%	1/15	0.333%
Reference Stock 4	$100	$70	-30%	1/15	-2.000%
Reference Stock 5	$100	$50	-50%	1/15	-3.333%
Reference Stock 6	$100	$130	30%	1/15	2.000%
Reference Stock 7	$100	$60	-40%	1/15	-2.667%
Reference Stock 8	$100	$105	-5%	1/15	0.333%
Reference Stock 9	$100	$70	-30%	1/15	-2.000%
Reference Stock 10	$100	$50	-50%	1/15	-3.333%
Reference Stock 11	$100	$50	-50%	1/15	-3.333%
Reference Stock 12	$100	$70	-30%	1/15	-2.000%
Reference Stock 13	$100	$50	-50%	1/15	-3.333%
Reference Stock 14	$100	$70	-30%	1/15	-2.000%
Reference Stock 15	$100	$120	20%	1/15	1.333%

As the sum of the Weighted Component Changes is -26%, the Percentage Change is 0.00%.
Variable Return = $1,000 × 0% = $0.00
Redemption Amount = $1,000.00 + $0.00 = $1,000
P-8	RBC Capital Markets, LLC

Individually Capped Stock Basket Notes, due October 18, 2023
SELECTED RISK CONSIDERATIONS
An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stocks. These risks are explained in more detail in the section “Risk Factors” beginning on page PS-4 of the product prospectus supplement. In addition to the risks described in the prospectus supplement and the product prospectus supplement, you should consider the following:
•
You May Not Earn a Return on Your Investment –The payment you will receive at maturity will depend on whether the prices of the Reference Stocks increase or decrease. If the Percentage Change is zero, for example, because the prices of the Reference Stocks decrease as discussed above, your payment at maturity will be limited to the principal amount, and you will not receive any positive return on the Notes.

The Cap that applies to each Reference Stock may limit the Percentage Change. There is no limit on the downside performance of each Reference Stock. Therefore, due to the impact of the Cap, sufficiently negative performance by some of the Reference Stocks may offset the positive performance of one or more of the remaining Reference Stocks, resulting in the possibility of no Variable Return being paid on the Notes.
•
Your Return on the Notes May Be Lower than the Return on a Conventional Debt Security of Comparable Maturity – There will be no periodic interest payments on the Notes. The yield that you will receive on your Notes may be less than the yield you could earn if you purchased a standard senior debt security of ours with the same maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

•
Changes in the Price of One Reference Stock May Be Offset by Changes in the Price of the Other Reference Stocks - A change in the price of one Reference Stock may not correlate with changes in the price of the other Reference Stocks. The price of one Reference Stock may increase, while the price of the other Reference Stocks may not increase as much, or may even decrease. Therefore, in determining the Percentage Change, increases in the price of one Reference Stock may be moderated, or wholly offset, by lesser increases or decreases in the prices of the other Reference Stocks.

•
Your Payment at Maturity Will Be Limited – The Notes will provide less opportunity to participate in the appreciation of the Reference Stocks than an investment in a security linked to the Reference Stocks providing full participation in the appreciation, because the Percentage Change will not exceed the Cap. Accordingly, your return on the Notes may be less than your return would be if you made an investment in a security directly linked to the positive performance of the Reference Stocks.

•
Payments on the Notes Are Subject to Our Credit Risk, and Changes in Our Credit Ratings Are Expected to Affect the Market Value of the Notes – The Notes are Royal Bank’s senior unsecured debt securities. As a result, your receipt of all required payments on the Notes will be dependent upon Royal Bank’s ability to repay its obligations as of the applicable payment date. This will be the case even if the value of the Basket increases after the Pricing Date, or if substantial payments are made on the Reference Stocks. No assurance can be given as to what our financial condition will be at any time during the term of the Notes.

•
There May Not Be an Active Trading Market for the Notes—Sales in the Secondary Market May Result in Significant Losses – There may be little or no secondary market for the Notes. The Notes will not be listed on any securities exchange. RBCCM and other affiliates of Royal Bank may make a market for the Notes; however, they are not required to do so. RBCCM or any other affiliate of Royal Bank may stop any market-making activities at any time. Even if a secondary market for the Notes develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your Notes in any secondary market could be substantial.

•
You Will Not Have Any Rights to the Reference Stocks – As a holder of the Notes, you will not have voting rights or other rights that holders of the Reference Stocks would have. You will have no right to receive shares of the Reference Stocks or dividends paid on the Reference Stocks.

P-9	RBC Capital Markets, LLC

Individually Capped Stock Basket Notes, due October 18, 2023

•
The Historical Performance of the Reference Stocks Should Not Be Taken as an Indication of Their Future Performance – The Final Prices of the Reference Stocks will determine the Redemption Amount. The historical performance of the Reference Stocks does not necessarily give an indication of their future performance. As a result, it is impossible to predict whether the prices of the Reference Stocks will rise or fall during the term of the Notes. The prices of the Reference Stocks will be influenced by complex and interrelated political, economic, financial and other factors.

•
The Initial Estimated Value of the Notes Is Less than the Price to the Public – The initial estimated value set forth on the cover page of this pricing supplement does not represent a minimum price at which we, RBCCM or any of our affiliates would be willing to purchase the Notes in any secondary market (if any exists) at any time. If you attempt to sell the Notes prior to maturity, their market value may be lower than the price you paid for them and the initial estimated value. This is due to, among other things, changes in the value of the Basket, the borrowing rate we pay to issue securities of this kind, and the inclusion in the price to the public of the underwriting discount and the estimated costs relating to our hedging of the Notes. These factors, together with various credit, market and economic factors over the term of the Notes, are expected to reduce the price at which you may be able to sell the Notes in any secondary market and will affect the value of the Notes in complex and unpredictable ways. Assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your Notes prior to maturity may be less than your original purchase price, as any such sale price would not be expected to include the underwriting discount and the hedging costs relating to the Notes. In addition to bid-ask spreads, the value of the Notes determined for any secondary market price is expected to be based on the secondary rate rather than the internal funding rate used to price the Notes and determine the initial estimated value. As a result, the secondary price will be less than if the internal funding rate was used. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

•
The Initial Estimated Value of the Notes Is an Estimate Only, Calculated as of the Time the Terms of the Notes Were Set – The initial estimated value of the Notes is based on the value of our obligation to make the payments on the Notes, together with the mid-market value of the derivative embedded in the terms of the Notes. See “Structuring the Notes” below. Our estimate is based on a variety of assumptions, including our credit spreads, expectations as to dividends, interest rates and volatility, and the expected term of the Notes. These assumptions are based on certain forecasts about future events, which may prove to be incorrect. Other entities may value the Notes or similar securities at a price that is significantly different than we do.

The value of the Notes at any time after the Pricing Date will vary based on many factors, including changes in market conditions, and cannot be predicted with accuracy. As a result, the actual value you would receive if you sold the Notes in any secondary market, if any, should be expected to differ materially from the initial estimated value of the Notes.
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Our Business Activities May Create Conflicts of Interest – We and our affiliates expect to engage in trading activities related to the Reference Stocks that are not for the account of holders of the Notes or on their behalf. These trading activities may present a conflict between the holders’ interests in the Notes and the interests we and our affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the prices of the Reference Stocks, could be adverse to the interests of the holders of the Notes. We and one or more of our affiliates may, at present or in the future, engage in business with the issuers of the Reference Stocks, including making loans to or providing advisory services. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between our or one or more of our affiliates’ obligations and your interests as a holder of the Notes. Any of these activities by us or one or more of our affiliates may affect the value of the Reference Stocks, and, therefore, the market value of the Notes.

•
You Must Rely on Your Own Evaluation of the Merits of an Investment Linked to the Reference Stocks – In the ordinary course of their business, RBCCM and our other affiliates have expressed views on the value of the Reference Stocks and/or expected movements in their prices, and may do so in the future. These views or reports may be communicated to clients of our affiliates. However, these views are subject to change from time to time. Moreover, other professionals who transact business in markets relating to any Reference Stock may at any time have significantly different views from those of our affiliates. For these reasons, you are encouraged to derive information concerning the Reference Stocks from multiple sources, and you should not rely solely on views expressed by us or our affiliates.

P-10	RBC Capital Markets, LLC

Individually Capped Stock Basket Notes, due October 18, 2023
•
The Inclusion of the Reference Stocks in the Basket Does Not Guarantee a Positive Return on the Notes – There can be no assurance that any Reference Stock, or the Basket in its entirety, will increase in value. The performance of the Reference Stocks may be less than the performance of the equities markets generally, and less than the performance of specific sectors of the equity markets, or other securities in which you may choose to invest. Our offering of the Notes does not constitute our recommendation or the recommendation of RBCCM or our other affiliates to invest in the Notes or in the Reference Stocks.

•
As Calculation Agent, RBCCM Will Have the Authority to Make Determinations that Could Affect the Value of Your Notes and Your Payment at Maturity – As calculation agent for your Notes, RBCCM will have discretion in making various determinations that affect your Notes, including determining the Final Prices, the Percentage Change, the Redemption Amount, and whether any market disruption events have occurred. The Calculation Agent also has discretion in making certain adjustments relating to mergers and certain other corporate transactions that an issuer of a Reference Stock may undertake. The exercise of this discretion by RBCCM could adversely affect the value of your Notes and may present RBCCM, which is our wholly owned subsidiary, with a conflict of interest.

•
Market Disruption Events and Adjustments – The payments on the Notes are subject to adjustment as described in this pricing supplement and the product prospectus supplement. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “General Terms of the Notes—Market Disruption Events” in the product prospectus supplement.

P-11	RBC Capital Markets, LLC

Individually Capped Stock Basket Notes, due October 18, 2023
INFORMATION REGARDING THE ISSUERS OF THE REFERENCE STOCKS
The issuer of each Reference Stock is registered under the Securities Exchange Act of 1934, as amended (“Exchange Act”). Companies with securities registered under the Exchange Act are required to periodically file financial and other information required by the Securities and Exchange Commission (“SEC”). This information is filed with the SEC and can be inspected and copied by you at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, information filed by the issuers of the Reference Stocks with the SEC electronically is available to the public over the Internet at the SEC’s website at http://www.sec.gov.
Neither we nor our affiliates make any representation as to the future performance of any Reference Stock or the Basket.
Description of the Reference Stock Issuers
The following information regarding each issuer of the Reference Stocks is derived from publicly available information and we have not independently verified it.
•
AbbVie Inc. researches and develops pharmaceutical products. The company produces pharmaceutical drugs for specialty therapeutic areas such as immunology, chronic kidney disease, hepatitis C, women's health, oncology, and neuroscience. The company also offers treatments for diseases including Multiple Sclerosis, Parkinson's, and Alzheimer’s disease.

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Cisco Systems, Inc. designs, manufactures, and sells Internet Protocol (“IP”)-based networking and other products related to the communications and information technology industry and provide services associated with these products and their use. The company provides products for transporting data, voice, and video within buildings, across campuses, and globally.

•	Ford Motor Company designs, manufactures, and services cars and trucks. The company also provides vehicle-related financing, leasing, and insurance through its subsidiary.
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General Motors Company designs, builds, and sells cars, trucks, crossovers, and automobile parts. The company offers vehicle protection, parts, accessories, maintenance, satellite radio, and automotive financing.

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International Business Machines Corporation provides computer solutions through the use of advanced information technology. The company’s solutions include technologies, systems, products, services, software, and financing. The company offers its products through its global sales and distribution organization, as well as through a variety of third party distributors and resellers.

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Wal-Mart Stores, Inc. operates discount stores, supercenters, and neighborhood markets. The company’s discount stores and supercenters offer merchandise such as apparel, housewares, small appliances, electronics, and hardware. The company’s markets offer supermarket and a limited assortment of general merchandise.

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MetLife, Inc. provides individual insurance, employee benefits, and financial services. The company’s products include life insurance, annuities, automobile and homeowners insurance, retail banking, and other financial services to individuals, as well as group insurance.

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Altria Group, Inc. is a holding company. The company, through subsidiaries, manufactures and sells cigarettes and other tobacco products, including cigars and pipe tobacco. The company holds an interest in a brewery company.

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Merck & Co., Inc. is a global health care company that delivers health solutions through its prescription medicines, vaccines, biologic therapies, animal health, and consumer care products, which it markets directly and through its joint ventures. The company has operations in pharmaceutical, animal health, and consumer care.

•
Pfizer Inc. is a research-based, global pharmaceutical company that discovers, develops, manufactures, and markets healthcare products. The company’s products include medicines, vaccines, medical devices, and consumer healthcare products.

•
The Procter & Gamble Company manufactures and markets consumer products. The company provides products in the laundry and cleaning, paper, beauty care, food and beverage, and health care segments. The company’s products are sold primarily through mass merchandisers, grocery stores, membership club stores, drug stores, and neighborhood stores.

P-12	RBC Capital Markets, LLC

Individually Capped Stock Basket Notes, due October 18, 2023
•
Philip Morris International Inc., through its subsidiaries, affiliates and their licensees, produces, sells, distributes, and markets a wide range of branded cigarettes and tobacco products in markets outside of the United States. The company’s portfolio comprises both international and local brands.

•
Prudential Financial, Inc. provides financial services. The company offers a variety of products and services, including life insurance, mutual funds, annuities, pension, and retirement related services, as well as administration and asset management.

•
AT&T Inc. is a communications holding company. The company, through its subsidiaries and affiliates, provides local and long-distance phone service, wireless and data communications, Internet access and messaging, IP-based and satellite television, security services, telecommunications equipment, and directory advertising and publishing.

•
Verizon Communications Inc. is a telecommunications company that provides wire line voice and data services, wireless services, Internet services, and published directory information. The company also provides network services for the federal government including business phone lines, data services, telecommunications equipment, and payphones.

P-13	RBC Capital Markets, LLC

Individually Capped Stock Basket Notes, due October 18, 2023
Hypothetical Performance of the Basket
While actual historical information on the Basket did not exist before the Pricing Date, the following graph sets forth the hypothetical daily performance of the Basket from December 10, 2012 (the date on which the Reference Stock with the most limited trading history, AbbVie Inc., began trading) through October 13, 2017. The graph is based upon actual daily historical closing prices of the Reference Stocks and a hypothetical basket level of 100.00 as of December 10, 2012. This hypothetical data on the Basket is not necessarily indicative of the future performance of the Basket or what the value of the Notes may be. Any hypothetical upward or downward trend in the level of the Basket shown below is not an indication that the level of the Basket is more or less likely to increase or decrease at any time over the term of the Notes.

P-14	RBC Capital Markets, LLC

Individually Capped Stock Basket Notes, due October 18, 2023
Historical Information
The graphs below set forth the recent historical performance of each of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end Closing Prices of each Reference Stock. The information provided in each table is for the period from January 1, 2011 (or the date on which the relevant Reference Stock began trading) through October 13, 2017.
We obtained the information regarding the historical performance of the Reference Stocks in the graphs and tables below from Bloomberg Financial Markets.
We have not independently verified the accuracy or completeness of the information obtained from Bloomberg Financial Markets. The historical performance of the Reference Stocks should not be taken as an indication of their future performance or what the value of the Notes may be, and no assurance can be given as to the price of any Reference Stock on the Valuation Date. We cannot give you assurance that the performance of any Reference Stock will not result in the loss of a portion of your investment.

P-15	RBC Capital Markets, LLC

Individually Capped Stock Basket Notes, due October 18, 2023

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
12/10/2012*	12/31/2012	37.00	32.51	34.16

1/1/2013	3/28/2013	40.80	33.33	40.78
4/1/2013	6/28/2013	47.99	39.99	41.34
7/1/2013	9/30/2013	48.41	41.07	44.73
10/1/2013	12/31/2013	54.70	44.32	52.81

1/1/2014	3/31/2014	54.72	46.42	51.40
4/1/2014	6/30/2014	56.89	45.51	56.44
7/1/2014	9/30/2014	60.02	51.40	57.76
10/1/2014	12/31/2014	70.76	52.06	65.44

1/1/2015	3/31/2015	68.29	54.78	58.54
4/1/2015	6/30/2015	70.75	56.33	67.19
7/1/2015	9/30/2015	71.59	51.88	54.41
10/1/2015	12/31/2015	64.29	45.46	59.24

1/1/2016	3/31/2016	59.81	50.74	57.12
4/1/2016	6/30/2016	65.37	56.36	61.91
7/1/2016	9/30/2016	68.12	61.78	63.07
10/1/2016	12/31/2016	65.04	55.10	62.62

1/1/2017	3/31/2017	66.79	59.27	65.16
4/1/2017	6/30/2017	73.67	63.12	72.51
7/1/2017	9/29/2017	90.95	69.40	88.86
10/1/2017	10/13/2017	92.61	88.95	90.67
*AbbVie Inc. commenced trading on December 10, 2012 and therefore has a limited historical performance.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

P-16	RBC Capital Markets, LLC

Individually Capped Stock Basket Notes, due October 18, 2023

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2011	3/31/2011	22.34	16.97	17.15
4/1/2011	6/30/2011	18.29	14.78	15.61
7/1/2011	9/30/2011	16.84	13.30	15.49
10/1/2011	12/30/2011	19.19	14.93	18.08

1/1/2012	3/30/2012	21.24	18.36	21.15
4/1/2012	6/29/2012	21.29	15.92	17.17
7/1/2012	9/28/2012	19.75	14.97	19.09
10/1/2012	12/31/2012	20.54	16.68	19.65

1/1/2013	3/28/2013	21.98	20.02	20.91
4/1/2013	6/28/2013	24.98	19.98	24.31
7/1/2013	9/30/2013	26.48	23.03	23.42
10/1/2013	12/31/2013	24.00	20.23	22.45

1/1/2014	3/31/2014	23.00	21.27	22.41
4/1/2014	6/30/2014	25.17	22.30	24.85
7/1/2014	9/30/2014	26.08	24.28	25.17
10/1/2014	12/31/2014	28.59	22.50	27.82

1/1/2015	3/31/2015	30.31	25.93	27.53
4/1/2015	6/30/2015	29.90	26.85	27.46
7/1/2015	9/30/2015	29.21	23.03	26.25
10/1/2015	12/31/2015	29.45	25.34	27.16

1/1/2016	3/31/2016	28.68	22.47	28.47
4/1/2016	6/30/2016	29.41	25.81	28.69
7/1/2016	9/30/2016	31.94	28.17	31.72
10/1/2016	12/30/2016	31.89	29.12	30.22

1/1/2017	3/31/2017	34.53	29.81	33.80
4/1/2017	6/30/2017	34.49	30.38	31.30
7/1/2017	9/29/2017	34.10	30.36	33.63
10/1/2017	10/13/2017	33.91	33.18	33.47
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

P-17	RBC Capital Markets, LLC

Individually Capped Stock Basket Notes, due October 18, 2023
Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2011	3/31/2011	18.97	13.78	14.91
4/1/2011	6/30/2011	16.18	12.66	13.79
7/1/2011	9/30/2011	14.22	9.40	9.67
10/1/2011	12/30/2011	12.64	9.05	10.76

1/1/2012	3/30/2012	13.05	11.00	12.49
4/1/2012	6/29/2012	12.95	9.46	9.59
7/1/2012	9/28/2012	10.66	8.82	9.86
10/1/2012	12/31/2012	13.08	9.71	12.95

1/1/2013	3/28/2013	14.30	12.10	13.15
4/1/2013	6/28/2013	16.09	12.15	15.47
7/1/2013	9/30/2013	17.77	15.56	16.87
10/1/2013	12/31/2013	18.00	15.10	15.43

1/1/2014	3/31/2014	16.78	14.40	15.60
4/1/2014	6/30/2014	17.35	15.43	17.24
7/1/2014	9/30/2014	18.12	14.49	14.79
10/1/2014	12/31/2014	16.13	13.26	15.50

1/1/2015	3/31/2015	16.74	14.30	16.14
4/1/2015	6/30/2015	16.11	14.78	15.01
7/1/2015	9/30/2015	15.30	10.44	13.57
10/1/2015	12/31/2015	15.83	13.40	14.09

1/1/2016	3/31/2016	14.00	11.02	13.50
4/1/2016	6/30/2016	14.22	12.00	12.57
7/1/2016	9/30/2016	14.04	11.91	12.07
10/1/2016	12/30/2016	13.20	11.07	12.13

1/1/2017	3/31/2017	13.27	11.42	11.64
4/1/2017	6/30/2017	11.70	10.67	11.19
7/1/2017	9/29/2017	12.06	10.47	11.97
10/1/2017	10/13/2017	12.46	11.87	12.05
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

P-18	RBC Capital Markets, LLC

Individually Capped Stock Basket Notes, due October 18, 2023

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2011	3/31/2011	39.47	30.21	31.03
4/1/2011	6/30/2011	33.47	28.17	30.36
7/1/2011	9/30/2011	32.07	19.86	20.18
10/1/2011	12/30/2011	26.55	19.00	20.27

1/1/2012	3/30/2012	27.67	20.75	25.65
4/1/2012	6/29/2012	27.02	19.24	19.72
7/1/2012	9/28/2012	25.15	18.72	22.75
10/1/2012	12/31/2012	28.90	22.69	28.83

1/1/2013	3/28/2013	30.68	26.19	27.82
4/1/2013	6/28/2013	35.40	27.11	33.31
7/1/2013	9/30/2013	37.97	33.41	35.97
10/1/2013	12/31/2013	41.85	33.92	40.87

1/1/2014	3/31/2014	41.05	33.58	34.42
4/1/2014	6/30/2014	37.18	31.70	36.30
7/1/2014	9/30/2014	38.15	31.68	31.94
10/1/2014	12/31/2014	35.45	28.83	34.91

1/1/2015	3/31/2015	38.99	32.37	37.50
4/1/2015	6/30/2015	37.45	33.06	33.33
7/1/2015	9/30/2015	33.44	24.62	30.02
10/1/2015	12/31/2015	36.87	29.99	34.01

1/1/2016	3/31/2016	33.51	26.70	31.43
4/1/2016	6/30/2016	33.41	27.34	28.30
7/1/2016	9/30/2016	32.87	27.52	31.77
10/1/2016	12/30/2016	37.74	30.22	34.84

1/1/2017	3/31/2017	38.55	33.80	35.36
4/1/2017	6/30/2017	35.40	31.93	34.93
7/1/2017	9/29/2017	40.69	34.45	40.38
10/1/2017	10/13/2017	46.11	40.89	45.88
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

P-19	RBC Capital Markets, LLC

Individually Capped Stock Basket Notes, due October 18, 2023

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2011	3/31/2011	167.72	146.64	163.07
4/1/2011	6/30/2011	173.51	161.52	171.55
7/1/2011	9/30/2011	185.61	157.14	175.03
10/1/2011	12/30/2011	194.89	168.93	183.88

1/1/2012	3/30/2012	209.11	177.35	208.65
4/1/2012	6/29/2012	210.69	187.00	195.58
7/1/2012	9/28/2012	208.32	181.87	207.45
10/1/2012	12/31/2012	211.76	184.78	191.55

1/1/2013	3/28/2013	215.90	190.40	213.30
4/1/2013	6/28/2013	214.86	187.68	191.11
7/1/2013	9/30/2013	200.91	181.10	185.18
10/1/2013	12/31/2013	187.79	172.57	187.57

1/1/2014	3/31/2014	195.63	172.34	192.49
4/1/2014	6/30/2014	199.20	179.27	181.27
7/1/2014	9/30/2014	196.40	181.95	189.83
10/1/2014	12/31/2014	190.87	150.51	160.44

1/1/2015	3/31/2015	165.34	149.56	160.50
4/1/2015	6/30/2015	176.29	158.39	162.66
7/1/2015	9/30/2015	173.78	140.64	144.97
10/1/2015	12/31/2015	153.07	131.65	137.62

1/1/2016	3/31/2016	153.09	116.91	151.45
4/1/2016	6/30/2016	155.48	142.50	151.78
7/1/2016	9/30/2016	164.95	149.92	158.85
10/1/2016	12/30/2016	169.95	147.80	165.99

1/1/2017	3/31/2017	182.78	165.35	174.14
4/1/2017	6/30/2017	176.28	149.80	153.83
7/1/2017	9/29/2017	156.02	139.14	145.08
10/1/2017	10/13/2017	148.92	145.26	147.10
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

P-20	RBC Capital Markets, LLC

Individually Capped Stock Basket Notes, due October 18, 2023

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2011	3/31/2011	43.42	36.76	39.86
4/1/2011	6/30/2011	41.97	34.87	39.09
7/1/2011	9/30/2011	39.71	23.52	24.96
10/1/2011	12/30/2011	33.32	22.82	27.79

1/1/2012	3/30/2012	35.24	27.94	33.28
4/1/2012	6/29/2012	34.12	24.64	27.49
7/1/2012	9/28/2012	32.54	25.25	30.71
10/1/2012	12/31/2012	33.34	27.22	29.35

1/1/2013	3/28/2013	36.22	30.20	33.88
4/1/2013	6/28/2013	41.13	31.42	40.78
7/1/2013	9/30/2013	46.02	40.56	41.84
10/1/2013	12/31/2013	48.40	40.77	48.05

1/1/2014	3/31/2014	48.83	41.87	47.05
4/1/2014	6/30/2014	50.67	43.45	49.51
7/1/2014	9/30/2014	51.28	45.29	47.87
10/1/2014	12/31/2014	50.79	41.13	48.20

1/1/2015	3/31/2015	48.71	41.08	45.05
4/1/2015	6/30/2015	51.89	44.49	49.89
7/1/2015	9/30/2015	51.80	40.55	42.02
10/1/2015	12/31/2015	46.74	40.59	42.96

1/1/2016	3/31/2016	42.20	31.19	39.16
4/1/2016	6/30/2016	41.96	32.24	35.49
7/1/2016	9/30/2016	40.00	32.96	39.59
10/1/2016	12/30/2016	51.77	39.22	48.02

1/1/2017	3/31/2017	50.22	44.79	47.07
4/1/2017	6/30/2017	50.15	44.18	48.96
7/1/2017	9/29/2017	52.23	46.39	51.95
10/1/2017	10/13/2017	53.30	51.50	52.72
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

P-21	RBC Capital Markets, LLC

Individually Capped Stock Basket Notes, due October 18, 2023

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2011	3/31/2011	26.27	23.35	26.03
4/1/2011	6/30/2011	28.13	25.81	26.41
7/1/2011	9/30/2011	27.40	23.20	26.81
10/1/2011	12/30/2011	30.40	25.94	29.65

1/1/2012	3/30/2012	30.99	28.00	30.87
4/1/2012	6/29/2012	34.59	30.75	34.55
7/1/2012	9/28/2012	36.29	32.72	33.39
10/1/2012	12/31/2012	34.25	30.01	31.42

1/1/2013	3/28/2013	35.45	31.85	34.39
4/1/2013	6/28/2013	37.60	34.08	34.99
7/1/2013	9/30/2013	37.45	33.13	34.35
10/1/2013	12/31/2013	38.58	34.23	38.39

1/1/2014	3/31/2014	38.38	33.80	37.43
4/1/2014	6/30/2014	43.37	37.14	41.94
7/1/2014	9/30/2014	46.19	40.27	45.94
10/1/2014	12/31/2014	51.67	44.60	49.27

1/1/2015	3/31/2015	56.69	48.53	50.02
4/1/2015	6/30/2015	52.99	47.31	48.91
7/1/2015	9/30/2015	56.39	47.41	54.40
10/1/2015	12/31/2015	61.74	53.68	58.21

1/1/2016	3/31/2016	63.15	56.17	62.66
4/1/2016	6/30/2016	69.26	59.48	68.96
7/1/2016	9/30/2016	70.15	62.46	63.23
10/1/2016	12/30/2016	68.03	60.82	67.62

1/1/2017	3/31/2017	76.55	67.25	71.42
4/1/2017	6/30/2017	77.79	69.80	74.47
7/1/2017	9/29/2017	74.97	60.01	63.42
10/1/2017	10/13/2017	65.89	62.32	65.05
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

P-22	RBC Capital Markets, LLC

Individually Capped Stock Basket Notes, due October 18, 2023

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2011	3/31/2011	37.61	31.06	33.01
4/1/2011	6/30/2011	37.65	33.00	35.29
7/1/2011	9/30/2011	36.56	29.47	32.71
10/1/2011	12/30/2011	37.90	30.54	37.70

1/1/2012	3/30/2012	39.43	36.91	38.40
4/1/2012	6/29/2012	41.75	37.02	41.75
7/1/2012	9/28/2012	45.70	41.06	45.10
10/1/2012	12/31/2012	48.00	40.10	40.94

1/1/2013	3/28/2013	45.40	40.83	44.23
4/1/2013	6/28/2013	50.16	43.77	46.45
7/1/2013	9/30/2013	49.08	46.03	47.61
10/1/2013	12/31/2013	50.42	44.62	50.05

1/1/2014	3/31/2014	57.65	49.31	56.77
4/1/2014	6/30/2014	59.84	54.40	57.85
7/1/2014	9/30/2014	61.33	55.57	59.28
10/1/2014	12/31/2014	62.20	52.49	56.79

1/1/2015	3/31/2015	63.62	55.65	57.48
4/1/2015	6/30/2015	61.70	56.23	56.93
7/1/2015	9/30/2015	60.06	45.70	49.39
10/1/2015	12/31/2015	55.76	48.36	52.82

1/1/2016	3/31/2016	53.54	47.97	52.91
4/1/2016	6/30/2016	57.87	52.46	57.61
7/1/2016	9/30/2016	64.00	57.18	62.41
10/1/2016	12/30/2016	65.45	58.30	58.87

1/1/2017	3/31/2017	66.80	59.18	63.54
4/1/2017	6/30/2017	66.39	61.87	64.09
7/1/2017	9/29/2017	66.41	61.17	64.03
10/1/2017	10/13/2017	64.90	63.39	63.39
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

P-23	RBC Capital Markets, LLC

Individually Capped Stock Basket Notes, due October 18, 2023

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2011	3/31/2011	20.57	17.63	20.31
4/1/2011	6/30/2011	21.45	19.10	20.60
7/1/2011	9/30/2011	20.95	16.63	17.68
10/1/2011	12/30/2011	21.90	17.05	21.64

1/1/2012	3/30/2012	22.80	20.76	22.66
4/1/2012	6/29/2012	23.30	21.40	23.00
7/1/2012	9/28/2012	25.15	22.16	24.85
10/1/2012	12/31/2012	26.08	23.55	25.08

1/1/2013	3/28/2013	28.89	25.33	28.86
4/1/2013	6/28/2013	31.14	27.12	28.01
7/1/2013	9/30/2013	30.19	27.33	28.71
10/1/2013	12/31/2013	32.50	28.02	30.63

1/1/2014	3/31/2014	32.96	29.66	32.12
4/1/2014	6/30/2014	32.69	28.78	29.68
7/1/2014	9/30/2014	31.31	27.88	29.57
10/1/2014	12/31/2014	32.23	27.51	31.15

1/1/2015	3/31/2015	35.45	31.01	34.79
4/1/2015	6/30/2015	35.53	33.21	33.53
7/1/2015	9/30/2015	36.45	28.47	31.41
10/1/2015	12/31/2015	36.06	30.99	32.28

1/1/2016	3/31/2016	32.24	28.25	29.64
4/1/2016	6/30/2016	35.50	29.41	35.21
7/1/2016	9/30/2016	37.39	33.30	33.87
10/1/2016	12/30/2016	33.99	29.84	32.48

1/1/2017	3/31/2017	34.75	30.90	34.21
4/1/2017	6/30/2017	34.52	31.67	33.59
7/1/2017	9/29/2017	36.21	32.33	35.70
10/1/2017	10/13/2017	36.60	35.49	36.34
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

P-24	RBC Capital Markets, LLC

Individually Capped Stock Basket Notes, due October 18, 2023

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2011	3/31/2011	66.95	59.70	61.60
4/1/2011	6/30/2011	67.71	61.47	63.57
7/1/2011	9/30/2011	65.14	57.56	63.18
10/1/2011	12/30/2011	66.98	61.00	66.71

1/1/2012	3/30/2012	67.95	62.56	67.21
4/1/2012	6/29/2012	67.92	59.08	61.25
7/1/2012	9/28/2012	69.97	60.78	69.36
10/1/2012	12/31/2012	70.99	65.84	67.89

1/1/2013	3/28/2013	77.82	68.35	77.06
4/1/2013	6/28/2013	82.54	75.10	76.99
7/1/2013	9/30/2013	82.40	73.61	75.59
10/1/2013	12/31/2013	85.82	75.20	81.41

1/1/2014	3/31/2014	81.70	75.26	80.60
4/1/2014	6/30/2014	82.98	78.43	78.59
7/1/2014	9/30/2014	85.40	77.29	83.74
10/1/2014	12/31/2014	93.89	81.57	91.09

1/1/2015	3/31/2015	91.78	80.82	81.94
4/1/2015	6/30/2015	84.20	77.10	78.24
7/1/2015	9/30/2015	82.55	65.02	71.94
10/1/2015	12/31/2015	81.23	71.30	79.41

1/1/2016	3/31/2016	83.87	74.46	82.31
4/1/2016	6/30/2016	84.80	79.10	84.67
7/1/2016	9/30/2016	90.22	84.32	89.75
10/1/2016	12/30/2016	90.32	81.18	84.08

1/1/2017	3/31/2017	92.00	83.24	89.85
4/1/2017	6/30/2017	91.13	85.52	87.15
7/1/2017	9/29/2017	94.67	86.31	90.98
10/1/2017	10/13/2017	93.51	89.86	93.04
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

P-25	RBC Capital Markets, LLC

Individually Capped Stock Basket Notes, due October 18, 2023
Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2011	3/31/2011	65.92	55.85	65.63
4/1/2011	6/30/2011	71.75	64.49	66.77
7/1/2011	9/30/2011	72.74	62.33	62.38
10/1/2011	12/30/2011	79.42	60.45	78.48

1/1/2012	3/30/2012	88.86	72.86	88.61
4/1/2012	6/29/2012	91.05	81.10	87.26
7/1/2012	9/28/2012	93.59	86.11	89.94
10/1/2012	12/31/2012	94.13	82.11	83.64

1/1/2013	3/28/2013	93.61	84.64	92.71
4/1/2013	6/28/2013	96.72	86.05	86.62
7/1/2013	9/30/2013	91.40	82.90	86.59
10/1/2013	12/31/2013	91.81	83.82	87.13

1/1/2014	3/31/2014	87.20	75.28	81.87
4/1/2014	6/30/2014	91.63	81.77	84.31
7/1/2014	9/30/2014	86.83	81.19	83.40
10/1/2014	12/31/2014	90.24	81.16	81.45

1/1/2015	3/31/2015	85.28	75.30	75.33
4/1/2015	6/30/2015	86.90	75.28	80.17
7/1/2015	9/30/2015	86.50	76.54	79.33
10/1/2015	12/31/2015	90.27	78.46	87.91

1/1/2016	3/31/2016	99.53	84.49	98.11
4/1/2016	6/30/2016	102.55	95.92	101.72
7/1/2016	9/30/2016	104.18	96.95	97.22
10/1/2016	12/30/2016	98.21	86.78	91.49

1/1/2017	3/31/2017	114.65	89.97	112.90
4/1/2017	6/30/2017	123.53	108.56	117.45
7/1/2017	9/29/2017	121.69	109.32	111.01
10/1/2017	10/13/2017	115.27	110.07	113.99
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.TURE RESULTS.

P-26	RBC Capital Markets, LLC

Individually Capped Stock Basket Notes, due October 18, 2023

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2011	3/31/2011	67.50	56.45	61.58
4/1/2011	6/30/2011	64.96	57.38	63.59
7/1/2011	9/30/2011	65.30	43.06	46.86
10/1/2011	12/30/2011	57.95	42.45	50.12

1/1/2012	3/30/2012	65.16	50.42	63.39
4/1/2012	6/29/2012	64.73	44.47	48.43
7/1/2012	9/28/2012	59.18	44.96	54.51
10/1/2012	12/31/2012	59.97	48.18	53.33

1/1/2013	3/28/2013	60.60	53.72	58.99
4/1/2013	6/28/2013	73.56	54.59	73.03
7/1/2013	9/30/2013	83.21	72.90	77.98
10/1/2013	12/31/2013	92.65	75.21	92.22

1/1/2014	3/31/2014	91.92	79.55	84.65
4/1/2014	6/30/2014	91.26	77.36	88.77
7/1/2014	9/30/2014	94.30	84.69	87.94
10/1/2014	12/31/2014	92.14	75.89	90.46

1/1/2015	3/31/2015	91.20	74.52	80.31
4/1/2015	6/30/2015	91.82	78.52	87.52
7/1/2015	9/30/2015	92.51	73.97	76.21
10/1/2015	12/31/2015	88.76	73.20	81.41

1/1/2016	3/31/2016	80.29	57.19	72.22
4/1/2016	6/30/2016	80.48	66.51	71.34
7/1/2016	9/30/2016	82.13	67.52	81.65
10/1/2016	12/30/2016	108.27	81.07	104.06

1/1/2017	3/31/2017	114.55	102.15	106.68
4/1/2017	6/30/2017	111.54	102.21	108.14
7/1/2017	9/29/2017	115.25	97.93	106.32
10/1/2017	10/13/2017	110.67	106.34	109.11
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

P-27	RBC Capital Markets, LLC

Individually Capped Stock Basket Notes, due October 18, 2023

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2011	3/31/2011	30.96	27.20	30.60
4/1/2011	6/30/2011	31.93	29.91	31.41
7/1/2011	9/30/2011	31.77	27.29	28.52
10/1/2011	12/30/2011	30.30	27.41	30.24

1/1/2012	3/30/2012	31.97	29.02	31.23
4/1/2012	6/29/2012	36.00	29.95	35.66
7/1/2012	9/28/2012	38.58	34.24	37.70
10/1/2012	12/31/2012	38.43	32.71	33.71

1/1/2013	3/28/2013	36.87	32.76	36.69
4/1/2013	6/28/2013	39.00	34.10	35.40
7/1/2013	9/30/2013	36.31	33.19	33.82
10/1/2013	12/31/2013	36.80	33.09	35.16

1/1/2014	3/31/2014	35.50	31.74	35.07
4/1/2014	6/30/2014	36.85	34.32	35.36
7/1/2014	9/30/2014	37.45	34.18	35.24
10/1/2014	12/31/2014	36.15	32.07	33.59

1/1/2015	3/31/2015	35.07	32.41	32.65
4/1/2015	6/30/2015	36.45	32.37	35.52
7/1/2015	9/30/2015	35.93	30.97	32.58
10/1/2015	12/31/2015	34.99	32.18	34.41

1/1/2016	3/31/2016	39.68	33.42	39.17
4/1/2016	6/30/2016	43.42	37.77	43.21
7/1/2016	9/30/2016	43.89	39.56	40.61
10/1/2016	12/30/2016	42.84	36.10	42.53

1/1/2017	3/31/2017	43.03	40.25	41.55
4/1/2017	6/30/2017	41.77	37.45	37.73
7/1/2017	9/29/2017	39.67	35.10	39.17
10/1/2017	10/13/2017	39.80	35.25	35.70
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

P-28	RBC Capital Markets, LLC

Individually Capped Stock Basket Notes, due October 18, 2023

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2011	3/31/2011	38.95	33.36	38.54
4/1/2011	6/30/2011	38.73	34.94	37.23
7/1/2011	9/30/2011	37.86	32.28	36.80
10/1/2011	12/30/2011	40.25	35.35	40.12

1/1/2012	3/30/2012	40.46	37.12	38.23
4/1/2012	6/29/2012	44.76	36.80	44.44
7/1/2012	9/28/2012	46.41	42.18	45.57
10/1/2012	12/31/2012	47.32	40.51	43.27

1/1/2013	3/28/2013	49.59	41.50	49.15
4/1/2013	6/28/2013	54.30	47.77	50.34
7/1/2013	9/30/2013	51.94	45.08	46.66
10/1/2013	12/31/2013	51.49	46.04	49.14

1/1/2014	3/31/2014	49.40	45.46	47.57
4/1/2014	6/30/2014	50.33	45.85	48.93
7/1/2014	9/30/2014	53.65	48.20	49.99
10/1/2014	12/31/2014	51.72	45.09	46.78

1/1/2015	3/31/2015	49.99	45.37	48.63
4/1/2015	6/30/2015	50.86	46.61	46.61
7/1/2015	9/30/2015	48.26	38.06	43.51
10/1/2015	12/31/2015	47.23	42.20	46.22

1/1/2016	3/31/2016	54.37	43.79	54.08
4/1/2016	6/30/2016	55.92	49.05	55.84
7/1/2016	9/30/2016	56.94	51.02	51.98
10/1/2016	12/30/2016	53.90	46.01	53.38

1/1/2017	3/31/2017	54.83	47.80	48.75
4/1/2017	6/30/2017	49.55	44.36	44.66
7/1/2017	9/29/2017	50.32	42.82	49.49
10/1/2017	10/13/2017	50.07	47.83	47.86
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

P-29	RBC Capital Markets, LLC

Individually Capped Stock Basket Notes, due October 18, 2023
Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2011	3/31/2011	57.89	50.97	52.05
4/1/2011	6/30/2011	56.47	51.92	53.14
7/1/2011	9/30/2011	54.81	48.31	51.90
10/1/2011	12/30/2011	60.00	51.64	59.76

1/1/2012	3/30/2012	62.63	58.21	61.20
4/1/2012	6/29/2012	69.72	57.18	69.72
7/1/2012	9/28/2012	75.24	69.15	73.80
10/1/2012	12/31/2012	77.50	67.37	68.23

1/1/2013	3/28/2013	75.11	67.72	74.83
4/1/2013	6/28/2013	79.96	72.90	74.49
7/1/2013	9/30/2013	79.00	72.20	73.96
10/1/2013	12/31/2013	81.37	71.51	78.69

1/1/2014	3/31/2014	79.47	72.31	76.43
4/1/2014	6/30/2014	79.98	74.68	75.07
7/1/2014	9/30/2014	77.73	72.78	76.47
10/1/2014	12/31/2014	88.09	72.62	85.88

1/1/2015	3/31/2015	90.95	80.54	82.25
4/1/2015	6/30/2015	82.09	70.78	70.93
7/1/2015	9/30/2015	74.14	61.50	64.84
10/1/2015	12/31/2015	67.95	56.30	61.30

1/1/2016	3/31/2016	69.19	60.21	68.49
4/1/2016	6/30/2016	73.19	62.72	73.02
7/1/2016	9/30/2016	75.01	70.30	72.12
10/1/2016	12/30/2016	72.57	67.08	69.12

1/1/2017	3/31/2017	72.80	65.29	72.08
4/1/2017	6/30/2017	80.47	71.38	75.68
7/1/2017	9/29/2017	81.98	73.13	78.14
10/1/2017	10/13/2017	86.95	77.50	86.62
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

P-30	RBC Capital Markets, LLC

Individually Capped Stock Basket Notes, due October 18, 2023

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Delivery of the Notes will be made against payment for the Notes on October 18, 2017, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any date prior to two business days before delivery will be required, by virtue of the fact that the Notes will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement. For additional information as to the relationship between us and RBCCM, please see the section “Plan of Distribution - Conflicts of Interest” in the prospectus dated January 8, 2016.
In the initial offering of the Notes, they were offered to investors at a purchase price equal to par, except with respect to certain accounts as indicated on the cover page of this document.
The value of the Notes shown on your account statement may be based on RBCCM’s estimate of the value of the Notes if RBCCM or another of our affiliates were to make a market in the Notes (which it is not obligated to do). That estimate will be based upon the price that RBCCM may pay for the Notes in light of then prevailing market conditions, our creditworthiness and transaction costs. For a period of approximately 12 months after the Issue Date of the Notes, the value of the Notes that may be shown on your account statement is expected to be higher than RBCCM’s estimated value of the Notes at that time. This is because the estimated value of the Notes will not include the underwriting discount and our hedging costs and profits; however, the value of the Notes shown on your account statement during that period may be a higher amount, reflecting the addition of RBCCM’s underwriting discount and our estimated costs and profits from hedging the Notes. This excess is expected to decrease over time until the end of this period. After this period, if RBCCM repurchases your Notes, it expects to do so at prices that reflect their estimated value.
STRUCTURING THE NOTES
The Notes are our debt securities, the return on which is linked to the performance of the Reference Stocks. As is the case for all of our debt securities, including our structured notes, the economic terms of the Notes reflect our actual or perceived creditworthiness at the time of pricing. In addition, because structured notes result in increased operational, funding and liability management costs to us, we typically borrow the funds under these Notes at a rate that is more favorable to us than the rate that we might pay for a conventional fixed or floating rate debt security of comparable maturity. Using this relatively lower implied borrowing rate rather than the secondary market rate, is a factor that reduced the initial estimated value of the Notes at the time their terms were set. Unlike the estimated value included in this pricing supplement, any value of the Notes determined for purposes of a secondary market transaction may be based on a different funding rate, which may result in a lower value for the Notes than if our initial internal funding rate were used.
In order to satisfy our payment obligations under the Notes, we may choose to enter into certain hedging arrangements (which may include call options, put options, other derivatives or trading in shares of any Reference Stock) on the issue date with RBCCM, one of our other subsidiaries or any third-party hedge provider. The terms of these hedging arrangements take into account a number of factors, including our creditworthiness, interest rate movements, the volatility of the Reference Stocks, and the tenor of the Notes. The economic terms of the Notes and their initial estimated value depend in part on the terms of these hedging arrangements.
The lower implied borrowing rate is a factor that reduced the economic terms of the Notes to you. The initial offering price of the Notes also reflects the underwriting commission and our estimated hedging costs. These factors resulted in the initial estimated value for the Notes on the Pricing Date being less than their public offering price. See “Selected Risk Considerations—The Initial Estimated Value of the Notes Is Less than the Price to the Public” above.

P-31	RBC Capital Markets, LLC

Individually Capped Stock Basket Notes, due October 18, 2023
SUPPLEMENTAL DISCUSSION OF
 U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general description of the material U.S. tax considerations relating to the Notes. It does not purport to be a complete analysis of all tax considerations relating to the Notes. Prospective purchasers of the Notes should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the U.S. of acquiring, holding and disposing of the Notes and receiving payments under the Notes. This summary is based upon the law as in effect on the date of this document and is subject to any change in law that may take effect after such date.
The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus and prospectus supplement and it supersedes the discussion of U.S. federal income taxation in the accompanying product prospectus supplement. It applies only to those holders who are not excluded from the discussion of U.S. federal income taxation in the accompanying prospectus. This discussion applies only to holders that will purchase the Notes upon original issuance and will hold the Notes as capital assets for U.S. federal income tax purposes.
You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the Notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.
NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES ARE UNCERTAIN. BECAUSE OF THE UNCERTAINTY, YOU SHOULD CONSULT YOUR TAX ADVISOR IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.
We will not attempt to ascertain whether any of the entities whose stock is included in the Basket would be treated as a “passive foreign investment company” within the meaning of Section 1297 of the Code, or a “U.S. real property holding corporation,” within the meaning of Section 897 of the Code. If any of the entities whose stock is included in the Basket were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a holder. You should refer to any available information filed with the SEC and other authorities by the entities whose stock is included in the Basket and consult your tax advisor regarding the possible consequences to you in this regard, if any.
Royal Bank intends to treat any interest with respect to the Notes, as determined for U.S. federal income tax purposes, as from sources within the U.S.
We intend to take the position that the Notes will be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments for U.S. federal income tax purposes. Under those rules, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for the Notes, and applying the rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to the Notes (the “comparable yield”) and then determining a payment schedule as of the issue date that would produce the comparable yield. A projected payment schedule with respect to a note generally is a series of projected payments, the amount and timing of which would produce a yield to maturity on that note equal to the comparable yield. This projected payment schedule is solely for tax purposes and will consist of the Payment at Maturity. These rules will generally have the effect of requiring you to include amounts as income in respect of the Notes prior to your receipt of cash attributable to that income.
The amount of interest that you will be required to include in income during each accrual period for the Notes will equal the product of the adjusted issue price for the Notes at the beginning of the accrual period and the comparable yield for

P-32	RBC Capital Markets, LLC

Individually Capped Stock Basket Notes, due October 18, 2023

the Notes for such period. The adjusted issue price of the Notes will equal the Notes’ original offering price plus any interest deemed to be accrued on the Notes (under the rules governing contingent payment debt instruments).
To obtain the comparable yield and projected payment schedule for your Note, you should call RBC Capital Markets, LLC toll free at (866) 609-6009. You are required to use such comparable yield and projected payment schedule in determining your interest accruals in respect of your Notes, unless you timely disclose and justify on your federal income tax return the use of a different comparable yield and projected payment schedule.
The comparable yield and projected payment schedule are not provided to you for any purpose other than the determination of your interest accruals in respect of the Notes, and we make no representations regarding the amount of contingent payments with respect to the Notes.
If the contingent payment on the Notes becomes fixed on a day that is more than 6 months before the payment is due, applicable Treasury regulations provide that you should make adjustments to the prior and future interest inclusions in respect of your Notes over the remaining term for the Notes in a reasonable manner. You should consult your tax advisor as to what would be a “reasonable manner” in your particular situation.
You will recognize gain or loss on the sale or maturity of the Notes in an amount equal to the difference, if any, between the amount of cash you receive at such time and your adjusted basis in the Notes. In general, your adjusted basis in the Notes will equal the amount you paid for the Notes, increased by the amount of interest you previously accrued with respect to the Notes (in accordance with the comparable yield for the Notes).
Any gain you recognize on the sale or maturity of the Notes will be ordinary interest income. Any loss you recognize at such time will be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of the Notes, and thereafter, capital loss. The deductibility of capital losses is limited.
Backup Withholding and Information Reporting. Payments made with respect to the Notes and proceeds from the sale of the Notes may be subject to a backup withholding tax unless, in general, the holder complies with certain procedures or is an exempt recipient. Any amounts so withheld generally will be refunded by the Internal Revenue Service (the “IRS”) or allowed as a credit against the holder's U.S. federal income tax, provided the holder makes a timely filing of an appropriate tax return or refund claim.
Reports will be made to the IRS and to holders that are not exempted from the reporting requirements.
Non-U.S. Holders. The following discussion applies to non-U.S. holders of the Notes. You are a non-U.S. holder if you are a beneficial owner of a Note and are for U.S. federal income tax purposes a non-resident alien individual, a foreign corporation, or a foreign estate or trust.
Except as discussed below, payments made to a non-U.S. holder, and any gain realized on the sale or maturity of the Notes, generally should be exempt from U.S. federal income and withholding tax, subject to generally applicable exceptions set forth in the rules exempting “portfolio interest” from U.S. withholding tax, provided that (i) the holder complies with applicable certification requirements, which certification may be made on Form W-8BEN or W-8BEN-E (or a substitute or successor form) on which the holder certifies, under penalties of perjury, that the holder is not a U.S. person and provides its name and address, (ii) the payment or gain is not effectively connected with the conduct by the holder of a U.S. trade or business, and (iii) if the holder is a non-resident alien individual, the holder is not present in the U.S. for 183 days or more during the taxable year of the sale or maturity of the Notes. In the case of (ii) above, the holder generally should be subject to U.S. federal income tax with respect to any income or gain in the same manner as if the holder were a U.S. holder and, in the case of a holder that is a corporation, the holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments. Payments made to a non-U.S. holder may be subject to information reporting and to backup withholding unless the holder complies with applicable certification and identification requirements as to its foreign status.

P-33	RBC Capital Markets, LLC

Individually Capped Stock Basket Notes, due October 18, 2023

Under Section 871(m) of the Code, a “dividend equivalent” payment is treated as a dividend from sources within the United States. Such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, the IRS has issued guidance that states that the U.S. Treasury Department and the IRS intend to amend the effective dates of the U.S. Treasury Department regulations to provide that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2019. Based on our determination that the Notes are not delta-one instruments, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the Notes. However, it is possible that the Notes could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Reference Stocks or the Notes, and following such occurrence the Notes could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of the Reference Stocks or the Notes should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the Notes and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable withholding agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.
Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”), imposes a 30% U.S. withholding tax on certain U.S. source payments of interest (and OID), dividends, or other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property (including payments at maturity, or upon a redemption or sale) of a type which can produce U.S. source interest or dividends (“withholdable payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on your behalf) unless such institution enters into an agreement with the U.S. Treasury Department to collect and provide to the U.S. Treasury Department certain information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, with such institution or otherwise complies with FATCA. In addition, the Notes may constitute a “financial account” for these purposes and thus, be subject to information reporting requirements pursuant to FATCA. The legislation also generally imposes a withholding tax of 30% on withholdable payments made to a non-financial foreign entity, unless that entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity.
The U.S. Treasury Department and the IRS have announced that withholding on payments of gross proceeds from a sale or redemption of the Notes will only apply to payments made after December 31, 2018. We will not pay additional amounts with respect to any FATCA withholding. Therefore, if such withholding applies, any payments on the Notes will be significantly less than what you would have otherwise received. Depending on your circumstances, these amounts withheld may be creditable or refundable to you. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. You are urged to consult with your own tax advisor regarding the possible implications of FATCA on your investment in the Notes.
VALIDITY OF THE NOTES
In the opinion of Norton Rose Fulbright Canada LLP, the issue and sale of the Notes has been duly authorized by all necessary corporate action of the Bank in conformity with the Indenture, and when the Notes have been duly executed, authenticated and issued in accordance with the Indenture and delivered against payment therefor, the Notes will be validly issued and, to the extent validity of the Notes is a matter governed by the laws of the Province of Ontario or Québec, or the laws of Canada applicable therein, and will be valid obligations of the Bank, subject to equitable remedies which may only be granted at the discretion of a court of competent authority, subject to applicable bankruptcy, to rights to indemnity and contribution under the Notes or the Indenture which may be limited by applicable law; to insolvency and other laws of general application affecting creditors’ rights, to limitations under applicable limitations statutes, and to limitations as to the currency in which judgments in Canada may be rendered, as prescribed by the Currency Act

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Individually Capped Stock Basket Notes, due October 18, 2023

(Canada). This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and Québec and the federal laws of Canada applicable thereto. In addition, this opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated January 8, 2016, which has been filed as Exhibit 5.1 to Royal Bank’s Form 6-K filed with the SEC dated January 8, 2016.
In the opinion of Morrison & Foerster LLP, when the Notes have been duly completed in accordance with the Indenture and issued and sold as contemplated by the prospectus supplement and the prospectus, the Notes will be valid, binding and enforceable obligations of Royal Bank, entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith). This opinion is given as of the date hereof and is limited to the laws of the State of New York. This opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and to such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the legal opinion dated January 8, 2016, which has been filed as Exhibit 5.2 to the Bank’s Form 6-K dated January 8, 2016.

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